The Mintz Fraade Law Firm, P.C.

COUNSELORS AT LAW

271 MADISON AVENUE, 12th FLOOR

NEW YORK, NEW YORK 10016

 TELEPHONE                             OF COUNSEL

(212) 486-2500                            EDWARD C. KRAMER

     _______                                JON M. PROBSTEIN

                                                     SEYMOUR REITKNECHT

TELECOPIER                             JOSEPH J. TOMASEK

(212) 486-0701

December 12, 2016

Via E-mail

Clancy Corp.

str. Vizantiou 28, Strovolos,

Lefkosia, Cyprus, 2006

Re: Opinion letter

Ladies/Gentlemen:

            Our firm has been requested by Clancy Corp., a Nevada corporation (the “Company”) to issue a legal opinion with respect to whether the 2,000,000 shares of Common Stock of the Company, par value $.001 per share, (the “Shares”) to be registered pursuant to the registration statement on Form S-1 (the “Registration Statement”), to be filed on September 19, 2016, by the Company with the Securities and Exchange Commission (the “SEC”) for the purpose of registering such 2,000,000 Shares pursuant to the Securities Act of 1933, as amended (the “Act”), shall upon issuance, be duly and validly authorized, legally issued, fully paid and non-assessable.

            In connection with rendering this opinion, we have examined copies of the following (collectively, the “Documents”): (A) Business Entity Information for the Company as shown on the web page of the Secretary of State of Nevada on September 16, 2016, which provides that the Articles of Incorporation of the Company, filed on March 22, 2016, authorized a total of 75,000,000 Shares; (B) the Bylaws of the Company; (C) minutes dated March 22, 2016, of the Board of Directors of the Company approving the adoption of the Bylaws; (D) minutes dated March 31, 2016, of the Board of Directors of the Company announcing the total amount of 75,000,000 authorized Shares; (E) minutes dated April 1, 2016, of the Board of Directors of the Company approving the issuance of 2,000,000 Shares to Iryna Kologrim in consideration for $2,000; (F) minutes dated April 4, 2016, of the Board of Directors of the Company approving the issuance of the 2,000,000 Shares and their inclusion in the Registration Statement; and (G) a copy of a draft of the Registration Statement as of the date of this letter.

             In our examination, we have assumed, without investigation, the following: (A) the authenticity of the Documents; (B) the genuineness of all signatures to the Documents; (C) the legal capacity of all persons who executed the Documents; (D) the valid execution by all persons who executed the Documents (E) that such Documents are free from any form of fraud, misrepresentation, duress, or criminal activity and (F) that the Company followed proper offering procedures, including but not limited to, delivery of a copy of the Prospectus which is part of the Registration Statement to the Shareholders prior to investment.

Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to our review of the Documents. We believe that a review of the Documents was what was necessary in order for us to render this opinion.

In rendering this opinion, we have assumed the legal competency of all persons who executed the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties who executed the Documents, with the exception of Documents executed on behalf of the Company.

            No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement and the Documents or any portion thereof.  The scope of the application of this opinion is limited solely to the laws of the State of Nevada.

            Based upon the foregoing, it is our opinion that, subject to the limitations set forth herein, the Shares to be sold by the Company pursuant to the Registration Statement, will be duly and validly authorized, legally issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as required in the Registration Statement is received by the Company.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm, solely with respect to the issuance of this opinion, in the Prospectus which is a part of the Registration Statement.

Very truly yours,

The Mintz Fraade Law Firm, P.C.

            By:      /s/ Alan P. Fraade

                     Alan P. Fraade

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